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                                                                     Exhibit 12
                               Abbott Laboratories

                Computation of Ratio of Earnings to Fixed Charges

                                   (Unaudited)

                       (dollars in millions except ratios)

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                                                                     Nine Months Ended
                                                                    September 30, 2000
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
Net Earnings ........................................................     $2,033
Add (deduct):
     Taxes on earnings ..............................................        752
     Capitalized interest cost, net of amortization .................         (3)
     Minority interest ..............................................          6
                                                                          ------

Net Earnings as adjusted ............................................     $2,788
                                                                          ------

Fixed Charges:

     Interest on long-term and short-term debt ......................         90
     Capitalized interest cost ......................................         14
     Rental expense representative of an interest factor ............         34
                                                                          ------

Total Fixed Charges .................................................        138
                                                                          ------

Total adjusted earnings available for payment of fixed charges ......     $2,926
                                                                          ======

Ratio of earnings to fixed charges ..................................       21.2
                                                                          ======
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NOTE: For the purpose of calculating this ratio, (i) earnings have been calculated by adjusting net earnings for taxes on earnings; interest expense; capitalized interest cost, net of amortization; minority interest; and the portion of rentals representative of the interest factor, (ii) Abbott considers one-third of rental expense to be the amount representing return on capital, and
(iii) fixed charges comprise total interest expense, including capitalized interest and such portion of rentals.